NUMBER                                                                WARRANTS

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B                        OUTLOOK SPORTS TECHNOLOGY, INC

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                                                               CUSIP

                         OUTLOOK SPORTS TECHNOLOGY, INC

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
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THIS IS TO CERTIFY THAT

is the owner of
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or registered assigns (the "Registered Holder") is the owner of the number of
Common Stock Purchase warrants ("Warrants") specified above. Each warrant initially entitles the Registered Holder to purchase subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $01 par value, of Outlook Sports Technology, Inc. a Delaware Corporation (the "Company") at any time between _________ __, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of_________ as Warrant Agent, or its successor (the "Warrant Agent") accompanied by payment of an amount equal to _______ (the "Purchase Price") in lawful money at the United States of America in cash or by official bank or certified check made payable to the Company.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _________ __, by and among the Company and the Warrant Agent.

      In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

      Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. in the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

      The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _________, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M.(New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

      The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

      This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office at the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange thereof, subject to the limitations provided in the Warrant Agreement.

      Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      This Warrant may be redeemed at the option at the Company, at a redemption at a price of $0.125 per Warrant at any time after _________, provided the market price (as defined in the Warrant Agreement) for the Common Stock issuable upon exercise of such Warrant shall exceed _________. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, The Registered Holder shall have the rights with respect to this Warrant except to receive the $0.125 per Warrant upon surrender of this Certificate

      Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby ( not withstanding any notations of ownership or writing hereon made by any one other than a duly authorized officer of the Company or the Warrant Agent for all purposes and shall not be affected by any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

      This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated


                           [SEAL]
------------------------                          ---------------------------
    Treasurer                                         President

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                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

      The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________
                    [please print or type name and address]

and be delivered to

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________
                    [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants to be registered in the name of, and delivered to, the Registered Holder at the address stated below:


Dated:____________________________      X_______________________________________

                                        ________________________________________

                                        ________________________________________
                                                         Address

                                        ________________________________________
                                              Taxpayer identification Number

                                        ________________________________________
                                                  Signature Guaranteed

                                        ________________________________________

                                   ASSIGNMENT

                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants

FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________
                    [please print or type name and address]

_________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints __________________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:____________________________      X_______________________________________

                                        Signature Guaranteed
                                        ________________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.